Exhibit 99.1

Independent Bank Corp. Reports Fourth Quarter Net Income of $10.0 Million

Strong Operating EPS Growth Led by Robust Customer Volumes

ROCKLAND, Mass.--(BUSINESS WIRE)--January 24, 2013--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income for the fourth quarter of 2012 was $10.0 million, or $0.45 on a diluted earnings per share basis. Net income for the full year was $42.6 million, or $1.95 on a diluted earnings per share basis. The Company completed its acquisition of Central Bancorp, Inc. (“Central”) on November 10, 2012 and, as a consequence, Central is now included in the Company’s financial results.

The fourth quarter and full year results of 2012 contained various items such as merger and acquisition expenses which the Company considers to be non-core in nature. When excluding these non-core items, net operating earnings for the quarter were $13.7 million, or $0.61 on a diluted earnings per share basis compared to $12.0 million, or $0.55 on a diluted earnings per share basis in the linked quarter. For the full year net operating earnings were $47.1 million, or $2.16 on a diluted earnings per share basis compared to $45.5 million, or $2.12 on a diluted earnings per share basis for the prior year.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Rockland Trust’s strong earnings for both the fourth quarter and full year reflect an unwavering focus on meeting our customer’s needs and investing in our brand. All of our major lines of business performed well, with commercial loan and core deposit generation especially strong. We welcome Central Bank customers and employees to Rockland Trust and expect to continue to build on our positive momentum as we integrate Central’s operations.”

CENTRAL BANCORP, INC. ACQUISITION

The Central acquisition added 9 full service branches and one limited service branch, $450.7 million in loans and $357.4 million in deposits at fair value. The total deal consideration was $52.0 million and was split between stock and cash, with sixty percent (60%) of the shares of Central common stock outstanding, in the aggregate, being converted into shares of Independent common stock at a ratio of 1.0533 and the remaining forty percent (40%) of the shares of Central common stock outstanding being converted into the right to receive $32.00 in cash. The Company issued 1,068,514 shares of common stock and paid an aggregate of $21.6 million in cash in connection with the transaction.

Net Assets Acquired (at Fair Value)
(Dollars in Thousands)
Assets:
Cash	$12,683
Investments	28,268
Loans	450,671
Premises and Equipment	6,277
Goodwill	22,544
Core Deposit Intangible	2,150
Other Assets	37,309
Total Assets Acquired	$559,902
Liabilities:
Deposits	$357,434
Borrowings	144,920
Other Liabilities	5,511
Total Liabilities Assumed	$507,865
Purchase Price	$52,037

Subsequent to the acquisition the Company sold approximately $42.2 million of performing jumbo residential mortgages acquired in the transaction and paid down $25.0 million of acquired Federal Home Loan Bank Advances in order to mitigate interest rate risk and decrease the leverage of the acquired bank’s balance sheet. For further detail on the loans and deposits acquired, see the organic growth tables provided in the financial section of the release.

BALANCE SHEET

Total assets of $5.8 billion at December 31, 2012 have increased by $564.9 million from the prior quarter and by $786.7 million, or 15.8%, as compared to the year ago period.

Total loans rose to $4.5 billion at December 31, 2012, inclusive of the acquisition, which represents an increase of $462.9 million from the prior quarter, or 45.4% on an annualized basis. Loans have increased by $724.6 million, or 19.1% when compared to December 31, 2011.

Organic loan growth was $54.4 million or 5.3% on an annualized basis for the quarter and $316.2 million, or 8.3% for the full year. Growth was driven by the commercial segment. The commercial loan portfolio continued its strong upward trajectory with an increase in outstanding balances of 12.5%, on an annualized basis, from the prior quarter. The Company closed $896.9 million in commercial loans in 2012 and $296.5 million in the fourth quarter alone, spurred by tax-driven loan activity and a strong loan pipeline. Growth in the home equity loan portfolio tapered off in the fourth quarter as anticipated due to competitive pricing trends but still grew by 14.1% from year ago levels on an organic basis.

Inclusive of the acquisition, deposits increased to $4.5 billion at December 31, 2012, or by 41.4% on an annualized basis for the quarter. For the full year, deposits increased by $669.8 million, or 17.3%. Core deposits increased by $311.1 million, or 35.6%, on an annualized basis for the quarter, to $3.8 billion. Core deposit growth occurred in both consumer and business customer segments and they now represent 83.2% of total deposits. The Company’s cost of total deposits declined even further to 0.25% for the quarter, reflecting management’s continued emphasis on core deposits and profitable relationships.

Organic deposit growth was $71.4 million, or 6.9% on an annualized basis for the quarter and $312.4 million, or 8.1% on a full year basis. Organic growth for core deposits for the fourth quarter was $97.7 million, or 11.2% on an annualized basis and $333.5 million or 10.3% for the year. Of particular note, demand deposits grew organically by 18.2% from a year ago and now represent 27.5% of total deposits.

The securities portfolio of $507.6 million decreased by $2.4 million during the quarter. The securities portfolio represents 8.8% of total assets at December 31, 2012.

Stockholders’ equity at December 31, 2012 was $529.3 million which represents an increase of 7.4% for the quarter. The Tier 1 common ratio at December 31, 2012 declined to an estimated 8.75%, as compared to 9.24% in the prior quarter as a result of the acquisition offset by earnings retention. As anticipated the Company’s tangible common ratio declined to 6.56% from the prior quarter’s tangible common ratio of 7.04% as a result of acquisition related intangibles.

NET INTEREST INCOME

Net interest income was $45.5 million for the fourth quarter of 2012, a $2.6 million increase from the linked quarter as robust loan growth served to counter the industry-wide pressure on interest margins caused by the prolonged low rate environment. The net interest margin was 3.68% in the fourth quarter of 2012, declining by four basis points compared to the prior quarter, due to lower earning asset yields coupled with a limited ability to further reduce the Company’s overall cost of funds. The net interest margin was also impacted by the absorption of Central’s structurally lower margin.

NONINTEREST INCOME

The Company recorded noninterest income of $17.0 million during the fourth quarter of 2012 which represents a $908,000, or 5.6%, increase from the prior quarter. Significant changes in noninterest income included the following:

  Mortgage banking income increased by $816,000, or 56.5%, reflective of strong mortgage originations and refinancing activity due to the low rate environment.
  Income from loan level derivatives associated with the Company’s commercial customers decreased by $336,000 due to less activity during the fourth quarter.
  Other noninterest income increased by $1.3 million, or 87.6% driven by $622,000 associated with Massachusetts historical tax credits, as well as increases in various other categories, including commercial loan late fees, income on called securities, and realized gains on equity securities.
  The Company received proceeds on life insurance policies in the amount of $2.7 million during the third quarter, resulting in a gain of $1.3 million. The gain represented tax-exempt income to the Company. There were no additional proceeds received in the fourth quarter.

NONINTEREST EXPENSE

Inclusive of merger and integration costs the Company recorded noninterest expense of $45.1 million during the fourth quarter of 2012 which represents a $5.0 million, or 12.5% increase from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits increased by $1.4 million, or 6.7%, driven largely by an increase in incentive compensation and the inclusion of Central’s employee base in the fourth quarter of 2012.
  Occupancy and equipment expense increased $337,000, or 8.0%, mainly due to the acquired Central facilities.
  Merger and acquisition expenses associated with the Central acquisition were $5.5 million for the fourth quarter, an increase of $4.9 million from the prior quarter.
  Other noninterest expenses increased by $421,000, or 4.1% mainly due to an increase in contract labor of $224,000 and consultant fees of $211,000.
  During the third quarter of 2012 the Company recorded a $2.2 million goodwill impairment charge, which represented the total amount of goodwill relating to Compass Exchange Advisors, LLC (“Compass”) which was acquired in January 2007. There were no further impairment charges recognized during the fourth quarter.

The Company generated a return on average assets and a return on average common equity in the fourth quarter of 2012 of 0.73% and 7.68% respectively, as compared to 0.91% and 9.39% for the quarter ended September 30, 2012. On an operating basis the return on average assets and the return on average common equity in the fourth quarter was 1.00% and 10.54%, respectively, compared to 0.93% and 9.68%, respectively, for the quarter ended September 30, 2012. For the full year 2012 the return on average assets and the return on average common equity was 0.83% and 8.66% compared to 0.96% and 9.93% for the prior year. On an operating basis the return on average assets and the return on average common equity for 2012 was 0.92% and 9.57%, respectively, compared to 0.96% and 9.94%, respectively, for the prior year.

ASSET QUALITY

The provision for loan losses was $4.4 million for the fourth quarter compared to $3.6 million for the quarter ended September 30, 2012. The provision for loan losses exceeded net charge-offs in both periods as the Company continues to prudently add to loan loss reserves in line with strong loan growth trends. For the quarter, net charge-offs remained consistent at $2.3 million, or 0.21%, on an annualized basis of average loans as compared to the prior quarter. Delinquency as a percentage of loans increased to 0.82% at December 31, 2012 compared to 0.79% at September 30, 2012. Nonperforming loans decreased by $2.3 million to $28.8 million, or 0.64% of total loans at December 31, 2012, from $31.1 million, or 0.77% of total loans at September 30, 2012. Nonperforming assets increased modestly to $42.4 million at the end of the fourth quarter compared to $41.5 million in the linked quarter.

Consistent with generally accepted accounting principles, acquired loans which are accounted for as purchased credit impaired loans have an accretable yield, which will be recognized in interest income over the life of the loans, based on expected cash flows. As such, these loans are not included in the Company’s nonperforming loan amount unless it is deemed that there is no future accretable yield.

The allowance for loan losses was $51.8 million, at December 31, 2012, an increase of $2.1 million from the prior quarter levels. The Company’s allowance for loan losses was 1.15% and 1.23% as a percentage of total loans at December 31, 2012 and September 30, 2012, respectively. Loans acquired in connection with the acquisition have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. Excluding these acquired loans at December 31, 2012, the allowance for loan losses would have been 1.26% as a percentage of total loans.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 25, 2013. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10023472. The webcast replay will be available until January 25, 2014.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.8 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

CONSOLIDATED BALANCE SHEETS	December 31, 2012	September 30, 2012	December 31, 2011	% Change Dec. 2012 vs. Sept. 2012	% Change Dec. 2012 vs. Dec. 2011

Assets
Cash and Due From Banks	$98,144	$66,690	$58,301	47.16%	68.34%
Interest Earning Deposits with Banks	117,330	111,703	179,203	5.04%	-34.53%
Securities
Trading Assets	-	-	8,240	n/a	-100.00%
Securities Available for Sale	329,286	323,156	305,332	1.90%	7.85%
Securities Held to Maturity	178,318	186,842	204,956	-4.56%	-13.00%
Total Securities	507,604	509,998	518,528	-0.47%	-2.11%

Loans Held for Sale	48,187	42,393	20,500	13.67%	135.06%
Loans
Commercial and Industrial	687,511	653,861	575,716	5.15%	19.42%
Commercial Real Estate	2,122,153	1,939,245	1,847,654	9.43%	14.86%
Commercial Construction	188,768	175,731	128,904	7.42%	46.44%
Small Business	78,594	78,794	78,509	-0.25%	0.11%
Total Commercial	3,077,026	2,847,631	2,630,783	8.06%	16.96%
Residential Real Estate	604,668	375,660	416,570	60.96%	45.15%
Residential Construction	8,213	9,288	9,631	-11.57%	-14.72%
Home Equity - 1st Position	487,246	485,605	381,784	0.34%	27.62%
Home Equity - 2nd Position	314,903	308,770	314,279	1.99%	0.20%
Total Consumer Real Estate	1,415,030	1,179,323	1,122,264	19.99%	26.09%
Total Other Consumer	26,955	29,181	41,343	-7.63%	-34.80%
Total Loans	4,519,011	4,056,135	3,794,390	11.41%	19.10%
Less - Allowance for Loan Losses	(51,834)	(49,746)	(48,260)	4.20%	7.41%
Net Loans	4,467,177	4,006,389	3,746,130	11.50%	19.25%
Federal Home Loan Bank Stock	41,767	33,564	35,854	24.44%	16.49%
Bank Premises and Equipment	55,227	49,100	48,252	12.48%	14.46%
Goodwill and Core Deposit Intangible	162,144	137,293	140,722	18.10%	15.22%
Other Assets	259,405	234,964	222,750	10.40%	16.46%
Total Assets	$5,756,985	$5,192,094	$4,970,240	10.88%	15.83%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$1,248,394	$1,110,266	$992,418	12.44%	25.79%
Savings and Interest Checking Accounts	1,691,187	1,536,439	1,473,812	10.07%	14.75%
Money Market	853,971	840,723	780,437	1.58%	9.42%
Time Certificates of Deposit	753,125	630,419	630,162	19.46%	19.51%
Total Deposits	4,546,677	4,117,847	3,876,829	10.41%	17.28%
Borrowings
Federal Home Loan Bank and Other Borrowings	283,569	189,464	229,701	49.67%	23.45%
Wholesale Repurchase Agreements	50,000	50,000	50,000	0.00%	0.00%
Customer Repurchase Agreements	153,359	158,578	166,128	-3.29%	-7.69%
Junior Subordinated Debentures	74,127	61,857	61,857	19.84%	19.84%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Total Borrowings	591,055	489,899	537,686	20.65%	9.93%
Total Deposits and Borrowings	5,137,732	4,607,746	4,414,515	11.50%	16.38%
Other Liabilities	89,933	91,383	86,668	-1.59%	3.77%
Stockholders' Equity
Common Stock	225	214	213	5.14%	5.63%
Additional Paid in Capital	269,950	237,859	233,878	13.49%	15.42%
Retained Earnings	263,671	258,481	239,452	2.01%	10.11%
Accumulated Other Comprehensive Loss, Net of Tax	(4,526)	(3,589)	(4,486)	26.11%	0.89%
Total Stockholders' Equity	529,320	492,965	469,057	7.37%	12.85%
Total Liabilities and Stockholders' Equity	$5,756,985	$5,192,094	$4,970,240	10.88%	15.83%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	% Change Dec. 2012 vs. Sept. 2012	% Change Dec. 2012 vs. Dec. 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$47	$34	$81	38.24%	-41.98%
Interest and Dividends on Securities	3,753	4,015	4,592	-6.53%	-18.27%
Interest on Loans	47,166	44,251	43,533	6.59%	8.35%
Interest on Loans Held for Sale	448	255	176	75.69%	154.55%
Total Interest Income	51,414	48,555	48,382	5.89%	6.27%
INTEREST EXPENSE
Interest on Deposits	2,658	2,619	2,907	1.49%	-8.57%
Interest on Borrowed Funds	3,277	3,098	3,621	5.78%	-9.50%
Total Interest Expense	5,935	5,717	6,528	3.81%	-9.08%
Net Interest Income	45,479	42,838	41,854	6.17%	8.66%
Less - Provision for Loan Losses	4,350	3,606	3,800	20.63%	14.47%
Net Interest Income after Provision for Loan Losses	41,129	39,232	38,054	4.84%	8.08%
NONINTEREST INCOME
Service Charges on Deposit Accounts	4,159	3,959	4,254	5.05%	-2.23%
Interchange and ATM Fees	2,594	2,422	2,052	7.10%	26.41%
Investment Management	3,666	3,723	3,222	-1.53%	13.78%
Mortgage Banking Income	2,261	1,445	1,560	56.47%	44.94%
Net Gain on Sale of Securities	5	-	-	100.00%	100.00%
Increase in Cash Surrender Value of Life Insurance Policies	903	757	847	19.29%	6.61%
Proceeds from Life Insurance Policies	-	1,307	-	-100.00%	n/a
Loan Level Derivative Income	711	1,047	852	-32.09%	-16.55%
Gross Change on Write-Down of Certain Investments to Fair Value	107	403	(48)	-73.45%	-322.92%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	(107)	(403)	9	-73.45%	-1288.89%
Net Loss on Write-Down of Certain Investments to Fair Value	-	-	(39)	n/a	-100.00%
Other Noninterest Income	2,717	1,448	1,567	87.64%	73.39%
Total Noninterest Income	17,016	16,108	14,315	5.64%	18.87%
NONINTEREST EXPENSE
Salaries and Employee Benefits	22,099	20,704	20,693	6.74%	6.79%
Occupancy and Equipment Expenses	4,555	4,218	3,970	7.99%	14.74%
Data Processing and Facilities Management	1,227	1,144	1,063	7.26%	15.43%
FDIC Assessment	878	775	736	13.29%	19.29%
Prepayment Fee on Borrowings	7	-	757	0.00%	-99.08%
Merger and Acquisition Expenses	5,474	595	-	820.00%	100.00%
Goodwill Impairment	-	2,227	-	-100.00%	n/a
Other Noninterest Expense	10,810	10,389	9,733	4.05%	11.07%
Total Noninterest Expense	45,050	40,052	36,952	12.48%	21.91%
INCOME BEFORE INCOME TAXES	13,095	15,288	15,417	-14.34%	-15.06%
PROVISION FOR INCOME TAXES	3,127	3,687	4,248	-15.19%	-26.39%
NET INCOME	$9,968	$11,601	$11,169	-14.08%	-10.75%

BASIC EARNINGS PER SHARE	$0.45	$0.54	$0.52	-16.67%	-13.46%
DILUTED EARNINGS PER SHARE	$0.45	$0.53	$0.52	-15.09%	-13.46%
BASIC AVERAGE SHARES	22,286,841	21,654,188	21,484,695
DILUTED AVERAGE SHARES	22,318,343	21,706,304	21,504,053

PERFORMANCE RATIOS
Net Interest Margin (FTE)	3.68%	3.72%	3.78%
Return on Average Assets	0.73%	0.91%	0.91%
Return on Average Common Equity	7.68%	9.39%	9.45%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$9,968	$11,601	$11,169	-14.08%	-10.75%
Noninterest Income Components
Less - Gain on Sale of Securities, net of tax	(3)	-	-
Less - Proceeds from Life Insurance Policies, tax exempt	-	(1,307)	-
Noninterest Expense Components
Add - Prepayment Fees on Borrowings, net of tax	4	-	448
Add - Merger & Acquisition Expenses, net of tax	3,710	352	-
Add - Goodwill Impairment, net of tax	-	1,317	-
NET OPERATING EARNINGS	$13,679	$11,963	$11,617	14.34%	17.75%

Diluted Earnings Per Share, on an Operating Basis	$0.61	$0.55	$0.54	10.91%	12.96%

CONSOLIDATED STATEMENTS OF INCOME
	Twelve Months Ended
	December 31, 2012	December 31, 2011	% Change Dec. 2012 vs. Dec. 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$132	$162	-18.52%
Interest and Dividends on Securities	16,763	20,657	-18.85%
Interest on Loans	178,309	174,450	2.21%
Interest on Loans Held for Sale	988	482	104.98%
Total Interest Income	196,192	195,751	0.23%
INTEREST EXPENSE
Interest on Deposits	10,703	13,355	-19.86%
Interest on Borrowed Funds	12,690	15,317	-17.15%
Total Interest Expense	23,393	28,672	-18.41%
Net Interest Income	172,799	167,079	3.42%
Less - Provision for Loan Losses	18,056	11,482	57.25%
Net Interest Income after Provision for Loan Losses	154,743	155,597	-0.55%
NONINTEREST INCOME
Service Charges on Deposit Accounts	15,930	16,628	-4.20%
Interchange and ATM Fees	9,783	7,733	26.51%
Investment Management	14,779	13,532	9.22%
Mortgage Banking Income	6,500	4,197	54.87%
Net Gain on Sale of Securities	5	723	-99.31%
Increase in Cash Surrender Value of Life Insurance Policies	3,114	3,170	-1.77%
Proceeds from Life Insurance Policies	1,307	-	100.00%
Loan Level Derivative Income	3,457	2,093	65.17%
Gross Change on Write-Down of Certain Investments to Fair Value	678	53	1179.25%
Less: Portion of Other-Than-Temporary Impairment Losses Recognize in OCI	(754)	(296)	154.73%
Net Loss on Write-Down of Certain Investments to Fair Value	(76)	(243)	-68.72%
Other Noninterest Income	7,217	4,867	48.28%
Total Noninterest Income	62,016	52,700	17.68%
NONINTEREST EXPENSE
Salaries and Employee Benefits	84,014	81,275	3.37%
Occupancy and Equipment Expenses	17,307	16,916	2.31%
Data Processing and Facilities Management	4,644	4,891	-5.05%
FDIC Assessment	3,232	3,496	-7.55%
Prepayment Fee on Borrowings	7	757	-99.08%
Merger and Acquisition Expenses	6,741	-	100.00%
Goodwill Impairment	2,227	-	100.00%
Other Noninterest Expense	41,287	38,378	7.58%
Total Noninterest Expense	159,459	145,713	9.43%
INCOME BEFORE INCOME TAXES	57,300	62,584	-8.44%
PROVISION FOR INCOME TAXES	14,673	17,148	-14.43%
NET INCOME	$42,627	$45,436	-6.18%

BASIC EARNINGS PER SHARE	$1.96	$2.12	-7.55%
DILUTED EARNINGS PER SHARE	$1.95	$2.12	-8.02%
BASIC AVERAGE SHARES	21,782,499	21,422,757
DILUTED AVERAGE SHARES	21,812,316	21,451,587

PERFORMANCE RATIOS
Net Interest Margin (FTE)	3.75%	3.90%
Return on Average Assets	0.83%	0.96%
Return on Average Common Equity	8.66%	9.93%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$42,627	$45,436	-6.18%
Noninterest Income Components
Less - Net Gain on Sale of Securities, net of tax	(3)	(428)
Less - Proceeds from Life Insurance Policies, tax exempt	(1,307)	-
Noninterest Expense Components
Add - Prepayment Fees on Borrowings, net of tax	4	448
Add - Merger & Acquisition Expenses, net of tax	4,459	-
Add - Goodwill Impairment, net of tax	1,317	-
NET OPERATING EARNINGS	$47,097	$45,456	3.61%

Diluted Earnings Per Share, on an Operating Basis	$2.16	$2.12	1.89%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended						Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	% Change Dec. 2012 vs. Sept. 2012	% Change Dec. 2012 vs. Dec. 2011		December 31, 2012	December 31, 2011	% Change Dec. 2012 vs. Dec. 2011

Noninterest Income GAAP	$17,016	$16,108	$14,315	5.64%	18.87%		$62,016	$52,700	17.68%
Less - Net Gain on Sale of Securities	(5)	-	-	-100.00%	-100.00%		(5)	(723)	-99.31%
Add - Other-Than-Temporary-Impairment on Securities	-	-	39	n/a	-100.00%		76	243	-68.72%
Less - Proceeds from Life Insurance Policies, tax exempt	-	(1,307)	-	100.00%	n/a		(1,307)	-	-100.00%
Noninterest Income as Adjusted	$17,011	$14,801	$14,354	14.93%	18.51%		$60,780	$52,220	16.39%

Noninterest Expense GAAP	$45,050	$40,052	$36,952	12.48%	21.91%		$159,459	$145,713	9.43%
Less - Prepayment Fee on Borrowings	(7)	-	(757)	-100.00%	-99.08%		(7)	(757)	-99.08%
Less - Merger and Acquisition Expenses	(5,474)	(595)	-	820.00%	-100.00%		(6,741)	-	-100.00%
Less - Goodwill Impairment	-	(2,227)	-	100.00%	n/a		(2,227)	-	-100.00%
Noninterest Expense as Adjusted	$39,569	$37,230	$36,195	6.28%	9.32%		$150,484	$144,956	3.81%

ASSET QUALITY	Nonperforming Assets At			Net Charge-Offs For the Three Months Ending			Net Charge-Offs For the Twelve Months Ending
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Nonperforming Loans
Commercial & Industrial Loans	$2,666	$2,981	$1,883	($326)	$1,145	$361	$5,228	$2,468
Commercial Real Estate Loans	6,574	9,249	13,109	990	433	1,246	4,160	2,803
Small Business Loans	570	604	542	197	77	132	482	1,030
Residential Real Estate Loans	11,472	10,383	9,867	581	148	69	943	559
Home Equity	7,311	7,643	3,130	646	329	692	3,085	1,574
Installment Loans - Other	173	221	422	174	131	318	584	1,043
Total Nonperforming Loans / Total Net Charge-offs	$28,766	$31,081	$28,953	$2,262	$2,263	$2,818	$14,482	$9,477
Nonaccrual Securities	1,511	1,521	1,272
Other Assets in Possession	176	176	266
Other Real Estate Owned	11,974	8,751	6,658
Nonperforming Assets	$42,427	$41,529	$37,149

Nonperforming Loans/Gross Loans	0.64%	0.77%	0.76%
Allowance for Loan Losses/Nonperforming Loans	180.19%	160.05%	166.68%
Gross Loans/Total Deposits	99.39%	98.50%	97.87%
Allowance for Loan Losses/Total Loans	1.15%	1.23%	1.27%

Net charge-offs to average loans (quarter annualized)				0.21%	0.22%	0.30%
Net charge-offs to average loans (year-to-date)							0.36%	0.26%
	Troubled Debt Restructurings At
	December 31, 2012	September 30, 2012	December 31, 2011
Troubled Debt Restructurings on Accrual Status	$46,764	$46,823	$37,151
Troubled Debt Restructurings on Nonaccrual Status	6,554	5,962	9,230
Total Troubled Debt Restructurings	$53,318	$52,785	$46,381

Nonperforming Assets Reconciliation	Three Months Ending December 31, 2012	Three Months Ending September 30, 2012	Three Months Ending December 31, 2011
Nonperforming Assets Beginning Balance	$41,529	$43,857	$36,647
New to Nonperforming	6,927	7,981	9,279
Loans Charged-Off	(3,053)	(2,826)	(3,155)
Loans Paid-Off	(2,438)	(3,837)	(821)
Loans Transferred to Other Real Estate Owned/Other Assets	(1,632)	(347)	(650)
Loans Restored to Accrual Status	(2,194)	(1,081)	(2,296)
New to Other Real Estate Owned	1,632	347	650
Acquired Other Real Estate Owned	2,633	-	-
Sale of Other Real Estate Owned	(1,281)	(2,708)	(2,508)
Other	304	143	3
Nonperforming Assets Ending Balance	$42,427	$41,529	$37,149

Financial Ratios	December 31, 2012	September 30, 2012	December 31, 2011
Book Value per Common Share	$23.24	$22.75	$21.82
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill) - Non-GAAP	$17.00	$17.28	$16.21
Tangible Common Capital/Tangible Assets	6.56%	7.04%	6.80%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill) - Non-GAAP	6.90%	7.38%	7.18%

Capital Adequacy
Tier one leverage capital ratio (1)	8.65%	8.73%	8.61%
Tier one common ratio (1)	8.75%	9.24%	9.16%
(1) Estimated number for December 31, 2012

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in Thousands)	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-Earning Assets
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$79,894	$47	0.23%	$53,650	$34	0.25%	$129,956	$81	0.25%
Securities
Trading Assets	-	-	-	-	-	-	8,152	80	3.89%
Taxable Investment Securities	509,289	3,742	2.92%	513,712	3,995	3.09%	511,302	4,467	3.47%
Nontaxable Investment Securities (1)	915	19	8.26%	1,649	34	8.20%	4,066	76	7.42%
Total Securities:	510,204	3,761	2.93%	515,361	4,029	3.11%	523,520	4,623	3.50%
Loans Held for Sale	48,091	448	3.71%	34,106	255	2.97%	23,237	176	3.00%
Loans
Commercial and Industrial	666,606	6,666	3.98%	636,533	6,447	4.03%	562,638	5,917	4.17%
Commercial Real Estate (1)	2,027,330	24,702	4.85%	1,920,905	23,173	4.80%	1,830,429	23,294	5.05%
Commercial Construction	182,293	1,882	4.11%	162,150	1,695	4.16%	122,518	1,417	4.59%
Small Business	78,719	1,120	5.66%	78,629	1,121	5.67%	77,477	1,136	5.82%
Total Commercial	2,954,948	34,370	4.63%	2,798,217	32,436	4.61%	2,593,062	31,764	4.86%
Residential Real Estate	514,605	5,055	3.91%	381,247	4,060	4.24%	426,442	4,721	4.39%
Residential Construction	8,419	87	4.11%	11,567	104	3.58%	7,703	88	4.53%
Home Equity	797,792	7,289	3.63%	787,052	7,236	3.66%	673,509	6,370	3.75%
Total Consumer Real Estate	1,320,816	12,431	3.74%	1,179,866	11,400	3.84%	1,107,654	11,179	4.00%
Total Other Consumer	27,490	615	8.90%	30,155	669	8.83%	44,242	865	7.76%
Total Loans	4,303,254	47,416	4.38%	4,008,238	44,505	4.42%	3,744,958	43,808	4.64%
Total Interest-Earning Assets	$4,941,443	$51,672	4.16%	$4,611,355	$48,823	4.21%	$4,421,671	$48,688	4.37%
Cash and Due from Banks	70,404			75,876			58,257
Federal Home Loan Bank Stock	38,201			33,564			35,854
Other Assets	405,179			374,208			357,871
Total Assets	$5,455,227			$5,095,003			$4,873,653
Interest-Bearing Liabilities
Deposits
Savings and Interest Checking Accounts	$1,548,798	$729	0.19%	$1,482,213	$707	0.19%	$1,401,182	$768	0.22%
Money Market	842,574	586	0.28%	801,921	615	0.31%	742,344	687	0.37%
Time Deposits	697,599	1,343	0.77%	635,729	1,297	0.81%	624,458	1,453	0.92%
Total Interest-Bearing Deposits	$3,088,971	$2,658	0.34%	$2,919,863	$2,619	0.36%	$2,767,984	$2,908	0.42%
Borrowings
Federal Home Loan Bank and Other Borrowings	$253,758	$1,398	2.19%	$198,212	$1,255	2.52%	$256,907	$1,731	2.67%
Wholesale Repurchase Agreements	50,000	292	2.32%	50,000	292	2.32%	50,000	292	2.32%
Customer Repurchase Agreements	176,624	57	0.13%	161,097	76	0.19%	163,738	125	0.30%
Junior Subordinated Debentures	68,587	983	5.70%	61,857	928	5.97%	61,857	925	5.93%
Subordinated Debentures	30,000	547	7.25%	30,000	547	7.25%	30,000	547	7.23%
Total Borrowings	$578,969	$3,277	2.25%	$501,166	$3,098	2.46%	$562,502	$3,620	2.55%
Total Interest-Bearing Liabilities	$3,667,940	$5,935	0.64%	$3,421,029	$5,717	0.66%	$3,330,486	$6,528	0.78%
Demand Deposits	1,178,975			1,093,387			994,500
Other Liabilities	92,158			89,157			79,842
Total Liabilities	$4,939,073			$4,603,573			$4,404,828
Stockholders' Equity	516,154			491,430			468,825
Total Liabilities and Stockholders' Equity	$5,455,227			$5,095,003			$4,873,653

Net Interest Income		$45,737			$43,106			$42,160

Interest Rate Spread (2)			3.53%			3.55%			3.59%

Net Interest Margin (3)			3.68%			3.72%			3.78%

Supplemental Information:
Total Deposits, including Demand Deposits	$4,267,946	$2,658		$4,013,250	$2,619		$3,762,484	$2,908
Cost of Total Deposits			0.25%			0.26%			0.31%
Total Funding Liabilities, including Demand Deposits	$4,846,915	$5,935		$4,514,416	$5,717		$4,324,986	$6,528
Cost of Total Funding Liabilities			0.49%			0.50%			0.60%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $258,000, $268,000, and $306,000 for the three months ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-Earning Assets
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$54,483	$132	0.24%	$65,053	$162	0.25%
Securities
Trading Assets	1,365	37	2.71%	8,329	285	3.42%
Taxable Investment Securities	524,466	16,643	3.17%	540,564	20,041	3.71%
Nontaxable Investment Securities (1)	1,746	140	8.02%	7,471	560	7.50%
Total Securities:	527,577	16,820	3.19%	556,364	20,886	3.75%
Loans Held for Sale	29,928	988	3.30%	14,646	482	3.29%
Loans
Commercial and Industrial	625,789	25,309	4.04%	538,805	22,867	4.24%
Commercial Real Estate (1)	1,923,602	93,582	4.86%	1,792,247	93,604	5.22%
Commercial Construction	159,271	6,698	4.21%	126,083	5,805	4.60%
Small Business	79,092	4,509	5.70%	78,851	4,606	5.84%
Total Commercial	2,787,754	130,098	4.67%	2,535,986	126,882	5.00%
Residential Real Estate	425,084	17,848	4.20%	450,501	20,203	4.48%
Residential Construction	11,653	482	4.14%	5,685	260	4.57%
Home Equity	765,228	28,124	3.68%	635,695	24,015	3.78%
Total Consumer Real Estate	1,201,965	46,454	3.86%	1,091,881	44,478	4.07%
Total Other Consumer	32,630	2,785	8.54%	53,551	4,171	7.79%
Total Loans	4,022,349	179,337	4.46%	3,681,418	175,531	4.77%
Total Interest-Earning Assets	$4,634,337	$197,277	4.26%	$4,317,481	$197,061	4.56%
Cash and Due from Banks	67,085			55,897
Federal Home Loan Bank Stock	35,155			35,854
Other Assets	377,450			336,617
Total Assets	$5,114,027			$4,745,849
Interest-Bearing Liabilities
Deposits
Savings and Interest Checking Accounts	$1,484,758	$2,820	0.19%	$1,355,478	$3,216	0.24%
Money Market	803,656	2,461	0.31%	728,380	3,050	0.42%
Time Deposits	646,873	5,422	0.84%	656,486	7,089	1.08%
Total Interest-Bearing Deposits	$2,935,287	$10,703	0.36%	$2,740,344	$13,355	0.49%
Borrowings
Federal Home Loan Bank and Other Borrowings	$224,553	$5,277	2.35%	$284,400	$7,199	2.53%
Wholesale Repurchase Agreements	50,000	1,162	2.32%	50,000	1,747	3.49%
Customer Repurchase Agreements	160,589	325	0.20%	143,904	536	0.37%
Junior Subordinated Debentures	63,549	3,749	5.90%	61,857	3,663	5.92%
Subordinated Debentures	30,000	2,177	7.26%	30,000	2,171	7.24%
Total Borrowings	$528,691	$12,690	2.40%	$570,161	$15,316	2.69%
Total Interest-Bearing Liabilities	$3,463,978	$23,393	0.68%	$3,310,505	$28,672	0.87%
Demand Deposits	1,070,577			910,701
Other Liabilities	87,104			67,221
Total Liabilities	$4,621,659			$4,288,427
Stockholders' Equity	492,368			457,422
Total Liabilities and Stockholders' Equity	$5,114,027			$4,745,849

Net Interest Income		$173,884			$168,389

Interest Rate Spread (2)			3.58%			3.69%

Net Interest Margin (3)			3.75%			3.90%

Supplemental Information:
Total Deposits, including Demand Deposits	$4,005,864	$10,703		$3,651,045	$13,355
Cost of Total Deposits			0.27%			0.37%
Total Funding Liabilities, including Demand Deposits	$4,534,555	$23,393		$4,221,206	$28,672
Cost of Total Funding Liabilities			0.52%			0.68%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.1 million and $1.3 million for the twelve months ended December 31, 2012 and 2011, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
	Quarter-to-Date
	December 31, 2012	September 30, 2012	Balance Acquired		Organic Growth/(Loss)	Organic Growth/(Loss) %
Loans
Commercial and Industrial	$687,511	$653,861	$536		$33,114	5.1%
Commercial Real Estate	2,122,153	1,939,245	139,148		43,760	2.3%
Commercial Construction	188,768	175,731	-		13,037	7.4%
Small Business	78,594	78,794	-		(200)	-0.3%
Total Commercial	3,077,026	2,847,631	139,684		89,711	3.2%
Residential Real Estate	604,668	375,660	259,637	(1)	(30,629)	-8.2%
Residential Construction	8,213	9,288	-		(1,075)	-11.6%
Home Equity	802,149	794,375	8,281		(507)	-0.1%
Total Consumer Real Estate	1,415,030	1,179,323	267,918		(32,211)	-2.7%
Total Other Consumer	26,955	29,181	826		(3,052)	-10.5%
Total Loans	$4,519,011	$4,056,135	$408,428		$54,448	1.3%

Deposits
Demand Deposits	$1,248,394	$1,110,266	$75,438		$62,690	5.6%
Savings and Interest Checking Accounts	1,691,187	1,536,439	65,110		89,638	5.8%
Money Market	853,971	840,723	72,849		(59,601)	-7.1%
Time Certificates of Deposit	753,125	630,419	144,037		(21,331)	-3.4%
Total Deposits	$4,546,677	$4,117,847	$357,434		$71,396	1.7%

	Year-to-Date
	December 31, 2012	December 30, 2011	Balance Acquired		Organic Growth/(Loss)	Organic Growth/(Loss) %
Loans
Commercial and Industrial	$687,511	$575,716	$536		$111,259	19.3%
Commercial Real Estate	2,122,153	1,847,654	139,148		135,351	7.3%
Commercial Construction	188,768	128,904	-		59,864	46.4%
Small Business	78,594	78,509	-		85	0.1%
Total Commercial	3,077,026	2,630,783	139,684		306,559	11.7%
Residential Real Estate	604,668	416,570	259,637	(1)	(71,539)	-17.2%
Residential Construction	8,213	9,631	-		(1,418)	-14.7%
Home Equity	802,149	696,063	8,281		97,805	14.1%
Total Consumer Real Estate	1,415,030	1,122,264	267,918		24,848	2.2%
Total Other Consumer	26,955	41,343	826		(15,214)	-36.8%
Total Loans	$4,519,011	$3,794,390	$408,428		$316,193	8.3%

Deposits
Demand Deposits	$1,248,394	$992,418	$75,438		$180,538	18.2%
Savings and Interest Checking Accounts	1,691,187	1,473,812	65,110		152,265	10.3%
Money Market	853,971	780,437	72,849		685	0.1%
Time Certificates of Deposit	753,125	630,162	144,037		(21,074)	-3.3%
Total Deposits	$4,546,677	$3,876,829	$357,434		$312,414	8.1%

	(1) Excludes $42.2 million of acquired loans which were sold subsequent to the closing of the acquisition.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer